As filed with the Securities and Exchange Commission on July 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	3730	46-4024640
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

5075 Kimberly Way

Loudon, Tennessee 37774

(865) 458-5478

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wayne R. Wilson

Chief Financial Officer

5075 Kimberly Way

Loudon, Tennessee 37774

(865) 458-5478

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John-Paul Motley, Esq. O’Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 (213) 430-6100	Anna T. Pinedo, Esq. Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 (212) 468-8179

Approximate date of commencement of propose sale to the public: As soon as practicable after effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-197095

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, $0.01 par value	920,000	$18.50	$17,020,000	$2,193

(1)	Includes shares of Class A common stock to be sold by the selling stockholders and shares to be sold upon exercise of the underwriters’ allotment option. Represents only the additional number of securities being registered. Does not include the securities previously registered on the Registrant’s Registration Statement on Form S-1 (File No. 333-197095).
(2)	The $17,020,000 proposed maximum aggregate offering price is in addition to the $87,814,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-197095). A registration fee of $11,311 was previously paid in connection with that Registration Statement.

EXPLANATORY NOTE

This registration statement is being filed by Malibu Boats, Inc. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1 (File No. 333-197095), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 9, 2014 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 920,000 of the Company’s Class A common stock, described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 10, 2014), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 10, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

All the exhibits filed with Initial Registration Statement (File No. 333-197095) are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP*

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats, Inc.

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats Holdings, LLC

23.3	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

24.1	Power of Attorney**

*	Previously filed with the Company’s Initial Registration Statement on Form S-1 (File No. 333-197095), filed with the Commission on July 7, 2014.
**	Previously included on the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-197095), filed with the Commission on June 27, 2014.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loudon, State of Tennessee, on July 9, 2014.

MALIBU BOATS, INC.

By:	/s/ Jack D. Springer
Jack D. Springer
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jack D. Springer Jack D. Springer	Chief Executive Officer and Director (Principal executive officer)	July 9, 2014

/s/ Wayne R. Wilson Wayne R. Wilson	Chief Financial Officer (Principal financial and accounting officer)	July 9, 2014

* Michael K. Hooks	Chairman of the Board and Director	July 9, 2014

* Mark W. Lanigan	Director	July 9, 2014

* Phillip S. Estes	Director	July 9, 2014

* James R. Buch	Director	July 9, 2014

* Ivar S. Chhina	Director	July 9, 2014

* Michael J. Connolly	Director	July 9, 2014

* Peter E. Murphy	Director	July 9, 2014

* John E. Stokely	Director	July 9, 2014

* By: /s/ Wayne R. Wilson Wayne R. Wilson Attorney-in-Fact

EXHIBIT

INDEX

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP*

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats, Inc.

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm for Malibu Boats Holdings, LLC

23.3	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

24.1	Power of Attorney**

*	Previously filed with the Company’s Initial Registration Statement on Form S-1 (File No. 333-197095), filed with the Commission on July 7, 2014.
**	Previously included on the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-197095), filed with the Commission on June 27, 2014.